UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ZipRealty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZipRealty, Inc.

2000 Powell Street, Suite 300
Emeryville, California 94608
(510) 735-2600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2014

To our Stockholders:

We are holding our 2014 annual meeting of stockholders on Thursday, June 5, 2014, at 8:00 a.m. local time. It will be held at Watergate Towers, 2200 Powell Street, Conference Room D, Emeryville, California 94608, telephone (510) 594-3100. Only stockholders of record on April 7, 2014 are entitled to notice of and to vote at our annual meeting or at any adjournment or postponement of it. The purposes of the meeting are:

1.	To elect two Class I directors, each to serve for a term of three years expiring on the date of our 2017 annual meeting of stockholders or until a successor is duly elected and qualified;
2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014;
3.	To conduct an advisory vote to approve the compensation of our named executive officers;
4.	To approve our Amended and Restated Omnibus Equity Incentive Plan, including approval for purposes of Section 162(m) of the Internal Revenue Code; and
5.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement of it.

Your Board of Directors unanimously recommends that you vote “FOR” its nominees to the Board of Directors and “FOR” all other proposals described in this proxy statement. Those proposals are described more fully in the accompanying proxy statement, which we urge you to read.

As described further in the enclosed proxy statement and proxy card, you can submit your vote by mailing your proxy card or, if you are a stockholder of record, you may vote in person at the annual meeting. Please refer to the proxy statement and proxy card for additional information on how to submit your vote.

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to ensure that your shares are represented at the annual meeting by following the instructions on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2014:

This notice of meeting, proxy statement and proxy card, as well as our annual report to stockholders for our fiscal year ended December 31, 2013, are available at www.ziprealty.com/investor_relations.

By order of the Board of Directors,

Samantha E. Harnett
Secretary

April 23, 2014

Introduction	1
Questions and Answers about the Proxy Materials and the Annual Meeting	1
Proposal 1 — Election of Directors	5
Terms of directors	5
Directors	6
Board committees	8
Board leadership	9
Board risk oversight	9
Identifying and evaluating director nominees	10
Equity ownership requirements for directors	12
Director independence	12
Director attendance at meetings	13
Contacting our directors	14
Director compensation	14
Proposal 2 — Appointment of Independent Registered Public Accounting Firm	16
Audit fees	16
Change of independent registered public accounting firm	17
Audit Committee report	17
Proposal 3 — Advisory Vote to Approve the Compensation of our Named Executive Officers	18
Compensation and other information concerning officers	18
Proposal 4 — Approval of Our Amended and Restated Omnibus Equity Incentive Plan, including Approval for Purposes of Section 162(m) of the Internal Revenue Code	25
Material changes	25
Share reserve	25
Reasons why stockholders should support the Amended Plan	26
Description of the Amended Plan	27
Federal income tax consequences	29
New plan benefits	31
Market price of our common stock	31
Equity compensation plan information	31
Transaction of Other Business	32
Security Ownership by our Directors, Officers and Principal Stockholders	32
Section 16(a) Beneficial Ownership Reporting Compliance	34
Significant Relationships and Transactions with Directors, Officers or Principal Stockholders	34
Indemnification agreements with officers and directors	34
Review of related party transactions	34
Stockholder Proposals	35
Appendix A

i

ZipRealty, Inc.

2000 Powell Street, Suite 300
Emeryville, California 94608
(510) 735-2600

PROXY STATEMENT

Introduction

The accompanying proxy is solicited by the Board of Directors of ZipRealty, Inc., a Delaware corporation (“we,” “us,” “ZipRealty” or the “Company”), for use at our 2014 annual meeting of stockholders to be held on Thursday, June 5, 2014, at 8:00 a.m. local time, or any adjournment thereof, for the purposes set forth in this proxy statement and the accompanying notice of annual meeting. The annual meeting will be held at Watergate Towers, 2200 Powell Street, Conference Room D, Emeryville, California 94608, telephone (510) 594-3100.

These proxy solicitation materials were first mailed on or about April 23, 2014 to all stockholders entitled to vote at our annual meeting.

Questions and Answers about
the Proxy Materials and the Annual Meeting

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders. That meeting is scheduled to take place on Thursday, June 5, 2014, at 8:00 a.m. local time. This proxy statement summarizes information concerning the proposals to be voted on at that meeting. This information will help you to make an informed vote at the annual meeting.

What proposals will be voted on at the meeting?

We have scheduled the following proposals to be voted on at the meeting:

1.	The election of two Class I directors, each to serve for a term of three years expiring on the date of our 2017 annual meeting of stockholders or until a successor is duly elected and qualified;
2.	The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014;
3.	An advisory vote to approve the compensation of our named executive officers; and
4.	The approval of our Amended and Restated Omnibus Equity Incentive Plan, including approval for purposes of Section 162(m) of the Internal Revenue Code.

What is the voting recommendation?

Your Board of Directors unanimously recommends that you vote your shares “FOR” its nominees to the Board of Directors and “FOR” all other proposals described in this proxy statement.

Who is entitled to vote?

Only stockholders of record of our common stock at the close of business on April 7, 2014, which is the record date for our annual meeting of stockholders, are entitled to notice of and to vote at our annual meeting. As of the close of business on the record date, 21,683,946 shares of our common stock were outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share of common stock held as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Stockholder of record:  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial owner:  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote those shares in person at the meeting unless you obtain a signed proxy that gives you the right to vote those shares from the broker or nominee who is the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares in person at the meeting?

Stockholder of record:  If your shares are held directly in your name as the stockholder of record, you may vote those shares in person at the annual meeting, in which case please bring the enclosed proxy card or proof of identification.

Beneficial owner:  If you are the beneficial owner of shares held in street name, you may not vote those shares in person at the annual meeting unless you obtain a signed proxy that gives you the right to vote those shares from the broker or nominee who is the stockholder of record.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting by granting a proxy.

Stockholder of record:  Please refer to the summary voting instructions included on your proxy card. You may vote by mail by signing your proxy card and mailing it in the enclosed postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the card but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Beneficial owner:  For shares held in street name, please refer to the voting instruction card provided by your broker or nominee.

Can I change or revoke my vote after I submit my proxy?

Yes. You can change or revoke your vote at any time before we vote your proxy at the annual meeting.

Stockholder of record:  If you are a stockholder of record, you can change or revoke your vote by one of the following methods:

•	Send a written notice to our Secretary at our principal executive offices in Emeryville, California stating that you would like to revoke your proxy.
•	Complete a new proxy card and send it to our Secretary. The new proxy card will automatically replace any earlier-dated proxy card that you returned.
•	Attend the annual meeting and vote in person.

If you choose to revoke your proxy by attending the annual meeting, you must vote at the meeting in accordance with the rules for voting at the annual meeting. Attending the annual meeting will not, by itself, constitute revocation of your proxy.

Beneficial owner:  If you instructed a broker or nominee to vote your shares, follow your broker or nominee’s directions for changing or revoking those instructions.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For any other proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Shares may also be present at a meeting as broker non-votes. Generally, broker non-votes occur when a broker holds shares in street name for a beneficial owner, the broker has not received voting instructions from the beneficial owner, and the broker indicates on a proxy that it does not have discretionary authority to vote on the proposal. Please note that brokers may not vote your shares in the election of directors, in the advisory vote on the compensation of our named executive officers, or in the vote on our Amended and Restated Omnibus Equity Incentive Plan in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Shares that are voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHELD” on a proposal will be treated as being present at the meeting for purpose of establishing a quorum and will also be treated as being entitled to vote on the proposal. Broker non-votes will be treated as being present at the meeting for the purpose of establishing a quorum but will not be treated as being entitled to vote on the proposal and, therefore, will not affect voting results.

The inspector of election appointed for the meeting will tabulate all votes. If you sign your proxy card or broker voting instruction card but do not provide instructions on how you wish your shares to be voted, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” its nominees to the Board of Directors and “FOR” all other proposals described in this proxy statement, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What vote is required to approve each of the proposals?

In the election of directors, the two nominees for election as the Class I directors who receive the greatest number of “FOR” votes will be elected, even if those votes are less than a majority of shares present and entitled to vote. Votes “WITHHELD” are not counted towards the tabulation of votes cast in the election of directors.

Any other proposal will be approved only if it receives the affirmative “FOR” vote of a majority of the shares present and entitled to vote on the proposal. Note that shares that are voted “ABSTAIN” on a proposal may prevent the proposal from receiving the affirmative vote of a majority of the shares present and entitled to vote on the proposal and, therefore, have the same effect as votes “AGAINST” the proposal.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please sign and provide voting instructions for each proxy and voting instruction card you receive.

How may I obtain a separate set of proxy materials or request a single set for my household?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If that is the case and you wish to receive a separate set of proxy materials for this meeting, please request the separate set by contacting our transfer agent, American Stock Transfer & Trust Company, in writing at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Shareholder Services, by telephone at (800) 937-5449, or by using the “Email Shareholder Services” feature under the “Contact Us” portion of our transfer agent’s website at www.amstock.com. Our transfer agent will then deliver the additional set of proxy materials promptly. You may also contact our transfer agent in the same fashion to give notice that you wish to receive a separate set of proxy materials in the future.

Similarly, if you share an address with another stockholder and have received multiple sets of our proxy materials, you may contact our transfer agent in the same manner set forth above to request delivery of a single set of these materials in the future.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K filed with the Securities and Exchange Commission within four business days after the annual meeting. You may access that report at www.sec.gov.

What happens if additional proposals are presented at the meeting?

We did not receive any stockholder proposals for consideration at this annual meeting within the time period required by the advanced notice provisions of our bylaws. Accordingly, other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen circumstance a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board of Directors.

Must a minimum number of stockholders vote or be present at the annual meeting?

Unless a quorum is present at the annual meeting, no action may be taken at the annual meeting except to adjourn it until a later time. Our bylaws provide that a majority of all of the shares of our stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHELD” on any proposal, as well as broker non-votes, will be treated as being present and entitled to vote for purposes of establishing a quorum.

Is cumulative voting permitted in the election of directors?

Stockholders may not cumulate votes in the election of directors.

Who will bear the cost of soliciting votes for the meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also hire our transfer agent (American Stock Transfer & Trust Company) or another proxy solicitor to assist us in the distribution of proxy materials and the solicitation of votes. We will pay any proxy solicitor a reasonable and customary fee plus expenses for those services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our beneficial stockholders.

Proposal 1 — Election of Directors

You are being asked to elect Elisabeth H. DeMarse and Donald F. Wood as the Class I directors, each to serve for a term of three years expiring on the date of our 2017 annual meeting of stockholders or until such person’s successor is duly elected and qualified. Each of these persons currently serves as a Class I director with a term of office expiring at this annual meeting. Our Board of Directors has nominated these persons for election by the stockholders as the Class I directors, and our Corporate Governance and Nominating Committee has recommended these nominations. If a nominee is unable or unwilling to serve, proxies may be voted for a substitute nominee as we may designate. We are not aware of any reason that either of these nominees would be unable or unwilling to serve.

As long as a quorum is present, the two nominees for election as the Class I directors receiving the highest number of votes “FOR” will be elected as the Class I directors.

The Board of Directors recommends a vote “FOR” the election of Elisabeth H. DeMarse and Donald F. Wood as the Class I directors, each to serve for a term of three years expiring on the date of our 2017 annual meeting of stockholders or until such director’s successor is duly elected and qualified.

Terms of directors

We have a classified Board of Directors, with overlapping terms of office. The current term for the Class I directors expires at this annual meeting, but if each of Ms. DeMarse and Mr. Wood, our nominees, is duly elected by you, the term of that director’s office will expire at our 2017 annual meeting, or when that director’s successor is duly elected and qualified. The term for the Class II directors expires at the 2015 annual meeting, and the term for the Class III directors expires at the 2016 annual meeting. Each director serves for a three-year term (or the remainder of a three-year term when the director is filling a vacancy) or until his or her successor is duly elected and qualified. When a director is appointed by the Board of Directors to fill a vacancy in a class, he or she is appointed for the remainder of the three-year term of that class but is required to stand for election at our annual meeting of stockholders in the year following his or her appointment.

Our Board of Directors currently consists of six members: two who are Class I directors, two who are Class II directors and two who are Class III directors. Our Board of Directors currently has no vacant seats. Our Board of Directors has determined that each of its current members, except for Mr. Baker, is independent within the meaning of The NASDAQ Stock Market independent director standards, as well as the applicable independence standards of The NASDAQ Stock Market and the Securities and Exchange Commission with respect to any committees on which he or she serves.

Directors

The following sets forth certain information concerning our directors, including the nominees for election at the 2014 annual meeting:

Name	Age	Position with Us	Director Since
Class I Directors (terms expire at 2014 annual meeting):
Elisabeth H. DeMarse(1,2)	60	Director	2005
Donald F. Wood(2,3)	59	Director, Chairman of the Board	1999
Class II Directors (terms expire at 2015 annual meeting):
Charles C. Baker	47	Director, Chief Executive Officer and President	2010
Robert C. Kagle(2,3)	58	Director	1999
Class III Director Nominees (terms expire at 2016 annual meeting):
Stanley M. Koonce, Jr.(1)	65	Director	2004
Gary A. Wetsel(1A,3)	68	Director	2007

(1)	Member of the Audit Committee.
(1A)	Member of the Audit Committee and audit committee financial expert.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

Elisabeth H. DeMarse has served on our Board of Directors since July 2005. Ms. DeMarse has been the Chief Executive Officer and President and a member of the Board of Directors of TheStreet, Inc., an Internet financial newsletter company, since March 2012. From October 2010 to March 2012, Ms. DeMarse served as Chief Executive Officer of Newser, an online news service. From November 2006 until its acquisition by Bankrate, Inc. in August 2010, Ms. DeMarse served as Chief Executive Officer and President of CreditCards.com, an internet financial services company. From December 2005 to October 2006, Ms. DeMarse served as CEO-in-Residence of Austin Ventures. From April 2000 until June 2004, Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., an internet financial services company. From 1998 to 2000, Ms. DeMarse served as Executive Vice President of Hoover’s Online, Inc., an internet financial services company. Prior to joining Hoover’s, Ms. DeMarse served for ten years as a senior executive in a variety of roles at Bloomberg L.P., a financial services organization. Ms. DeMarse is a certified member of the National Association of Corporate Directors. Ms. DeMarse served on the boards of directors of InsWeb Corporation, an operator of an online insurance marketplace, from January 2011 to January 2012, of Heska Corporation, a seller of advanced veterinary diagnostic and specialty products, from August 2004 to June 2007, of Stockgroup, an internet source for financial data and news, from August 2005 to June 2007, of YP Corp., an online telephone directory, from January 2006 to August 2007, and of EDGAR-Online, Inc., an internet source for filings with the Securities and Exchange Commission, from October 2004 to November 2010. Ms. DeMarse holds a Masters of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in history cum laude from Wellesley College.

Donald F. Wood has served on our Board of Directors since July 1999 and was appointed Chairman of the Board of Directors in May 2006. Mr. Wood has been a Managing Director of Draper Fisher Jurvetson since September 2006 and a Managing Member of Vanguard Ventures since February 1998. Mr. Wood holds a Masters of Business Administration degree from the Stanford University Graduate School of Business and a Bachelor of Arts degree in economics from Stanford University.

Charles C. (Lanny) Baker has served as our Chief Executive Officer and President and a member of our Board of Directors since October 2010. From December 2008 until October 2010, Mr. Baker served as our Executive Vice President and Chief Financial Officer. From March 2005 to June 2007, Mr. Baker served as Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc., an online recruitment services company. From June 1993 to March 2005, Mr. Baker served in positions of increasing responsibility in the Equity Research department at Smith Barney, a division of Citigroup, Inc., serving as Managing Director from January 2000 to March 2005. Prior to joining Smith Barney, Mr. Baker spent two years as an Equity Research Analyst at Morgan Stanley & Co. and two years in research assistant positions at Donaldson, Lufkin & Jenrette. Mr. Baker has served on the board of directors of XO Group Inc., a life stages media company targeting couples planning their weddings and future lives together, since November 2005, where he is currently the chair of its audit committee and its nominating and corporate governance committee, and on the board of directors of Homeaway, Inc., the world’s largest online marketplace for the vacation rental industry, since April 2011, where he is currently the chair of its audit committee. Mr. Baker holds a Bachelor of Arts degree in history from Yale College.

Robert C. Kagle has served on our Board of Directors since November 1999. Mr. Kagle has been a General Partner of Benchmark since its founding in May 1995 and a General Partner of Technology Venture Investors since January 1984. Mr. Kagle has served on the board of directors of Zipcar, Inc., the operator of the world’s leading car sharing network, since July 2005. Previously, Mr. Kagle served on the boards of directors of Jamba, Inc. and its predecessor from 1994 to August 2009, of eBay Inc. from June 1997 to June 2007, and of E-LOAN, Inc. from January 1998 to its acquisition by Popular, Inc. in late 2005. Mr. Kagle holds a Masters of Business Administration degree from the Stanford University Graduate School of Business and a Bachelor of Science degree in electrical and mechanical engineering from the General Motors Institute (renamed Kettering University in January 1998).

Stanley M. (Mack) Koonce, Jr. has served on our Board of Directors since May 2004. Mr. Koonce has been the Chief Executive Officer and President of United Way of the Greater Triangle, a nonprofit serving portions of North Carolina, since September 2012. From June 2002 to June 2012, Mr. Koonce was the Executive Vice President and Chief Operating Officer of Big Brothers Big Sisters of America, a youth mentoring organization. From April 2001 to April 2002, Mr. Koonce was President and Chief Executive Officer of Venue Ticket Exchange, a sports ticketing company. From September 2000 to May 2002, Mr. Koonce was Chairman of AIVIA, a software and web development company. Mr. Koonce holds a Masters of Business Administration degree and a Bachelor of Science degree in mathematics from the University of North Carolina at Chapel Hill.

Gary A. Wetsel has served on our Board of Directors since May 2007. Mr. Wetsel is an independent consultant. From April 2002 to December 2004, Mr. Wetsel served as Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer of Aspect Communications Corporation, a provider of enterprise customer contact solutions, where he remained as a consultant until his retirement in March 2005. Mr. Wetsel has held senior executive positions with several other high-tech companies, including serving as Vice President and Chief Financial Officer of Zhone Technologies, Inc., President and Chief Executive Officer of WarpSpeed Communications Corp., Executive Vice President and Chief Operating Officer of Wyse Technology, Inc., President and Chief Executive Officer of Borland International, Inc., Executive Vice President and Chief Financial Officer of Octel Communications Corporation and Vice President and Chief Financial Officer of Ungermann-Bass, Inc. Mr. Wetsel also has over eleven years of experience in public accounting, including seven years with KPMG. Mr. Wetsel was a member of the boards of directors of LookSmart Ltd., an online advertising and technology company, from September 2004 until November 2006, where he chaired the audit committee, and of Blue Martini Software, Inc., a provider of software designed to optimize sales, from March 2004 until its acquisition in May 2005, where he also served on the audit committee. Mr. Wetsel is a Certified Public Accountant (inactive) and holds a Bachelor of Science degree in accounting from Bentley University. Based in part on Mr. Wetsel’s background, experience, and expertise, our Board of Directors has determined that Mr. Wetsel is an audit committee financial expert within the meaning of the Securities and Exchange Commission standards relating to audit committees.

Board committees

Our Board of Directors has standing Audit, Compensation, and Corporate Governance and Nominating Committees. Each of these committees is governed by a written charter that is available, along with a copy of our Corporate Governance Guidelines, on our website at www.ziprealty.com under “Investor Relations —  Corporate Governance — Governance Documents.”

Audit Committee.  Our Audit Committee consists of Mr. Wetsel (chair), Ms. DeMarse and Mr. Koonce. Our Board of Directors has determined that each of these persons is independent within the meaning of the applicable independent director standards of the Securities and Exchange Commission and The NASDAQ Stock Market. Our Board of Directors has further determined that Mr. Wetsel is an audit committee financial expert within the meaning of the Securities and Exchange Commission standards. This committee met six times in 2013. This committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. This committee’s responsibilities include:

•	Selecting and hiring our independent registered public accounting firm;
•	Evaluating and providing guidance with respect to the external audit and qualifications, independence and performance of our independent registered public accounting firm;
•	Pre-approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	Reviewing management’s report on its assessment of the effectiveness of our internal controls and our significant accounting policies;
•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	Providing the report that the Securities and Exchange Commission requires to be included in our annual proxy statement;
•	Reviewing our risk management policies, including our investment policies and performance for cash and short-term investments; and
•	Reviewing and monitoring compliance with our Code of Business Conduct and Ethics, a copy of which is available on our website at www.ziprealty.com under “Investor Relations — Corporate Governance — Governance Documents.”

Compensation Committee.  Our Compensation Committee consists of Mr. Kagle (chair), Ms. DeMarse and, beginning February 27, 2014, Mr. Wood. Our Board of Directors has determined that each of these persons is independent within the meaning of the applicable independent director standards of the Securities and Exchange Commission and The NASDAQ Stock Market. This committee met three times in 2013. This committee’s purpose is to assist our Board of Directors in determining the development plans and compensation for our senior management and directors. Pursuant to its charter, this committee may form and delegate authority to subcommittees when appropriate. This committee’s responsibilities include:

•	Reviewing and approving compensation and benefit plans for our executive officers;
•	Setting performance goals for our officers and reviewing their performance against these goals;
•	Evaluating the competitiveness of our executive compensation plans;
•	Reviewing and recommending compensation for members of our Board of Directors and committees thereof; and
•	When required by the rules of the Securities and Exchange Commission, preparing a committee report to be included in our annual proxy statement.

Corporate Governance and Nominating Committee.  Our Corporate Governance and Nominating Committee consists of Messrs. Wood (chair), Kagle and Wetsel. Our Board of Directors has determined that each of these persons is independent within the meaning of The NASDAQ Stock Market independent director standards. This committee met two times in 2013. This committee’s purpose is to assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors, consistent with criteria set by our Board of Directors, and to develop our corporate governance principles. This committee’s responsibilities include:

•	Evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;
•	Administering our policy for considering stockholder nominees for election to our Board of Directors;
•	Evaluating and recommending candidates for election to our Board of Directors;
•	Overseeing our Board of Directors’ periodic evaluation process;
•	Reviewing our corporate governance principles and providing recommendations to the Board of Directors regarding possible changes;
•	Periodically reviewing executive succession plans; and
•	Reviewing and approving related party transactions.

Board leadership

As noted above, our Corporate Governance and Nominating Committee is responsible for evaluating the membership, structure and governance of our Board of Directors and its committees and making related recommendations to our Board of Directors. At the recommendation of this committee, our Board of Directors has adopted Corporate Governance Guidelines, which were designed primarily to assist our Board of Directors in carrying out its corporate governance responsibilities. A copy of the Corporate Governance Guidelines is available at www.ziprealty.com under “Investor Relations — Corporate Governance — Governance Documents.” As stated in the Corporate Governance Guidelines, our Board of Directors does not have a policy at this time on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. At present, those roles are separate, with Mr. Wood serving as our Chairman of the Board and Mr. Baker serving as our Chief Executive Officer and President. With the exception of Mr. Baker, all current members of our Board of Directors, including Mr. Wood, are independent directors under The NASDAQ Stock Market independent director standards; see “Director independence” beginning on page 12 of this proxy statement. The Corporate Governance and Nominating Committee believes this leadership structure is the most appropriate structure at this time because of the unique and outside perspectives that independent directors, including an independent Chairman of the Board, bring to the discussions and deliberations of the Board of Directors.

Board risk oversight

Our Board of Directors is responsible for overseeing our risk management process, with our management responsible for day-to-day risk management. Management’s operational and strategic presentations to our directors include consideration of the challenges and risks to our business, and our directors and management actively engage in discussions on these topics. As described under “Audit Committee” on page 8 of this proxy statement, our Board of Directors has delegated to our Audit Committee responsibility for reviewing our risk management policies, including our investment policies and performance for cash and short-term investments. This committee also oversees and monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, and it reviews and monitors compliance with our Code of Business Conduct and Ethics. Management periodically reviews the potential for risk exposure with this committee, as well as the potential for insurance coverage against such exposure. This committee, together with management, reports to the Board of Directors on these discussions as deemed warranted and in connection with our annual negotiations for insurance coverage.

Identifying and evaluating director nominees

Qualifications.  We have no stated minimum criteria for director nominees. The Corporate Governance and Nominating Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service and other commitments, and the general needs of the Board of Directors, in accordance with the charter of this committee and with our Corporate Governance Guidelines, a copy of which is available at www.ziprealty.com under “Investor Relations — Corporate Governance —  Governance Documents.” This committee considers the skills and experience of candidates in the context of the needs of the full Board of Directors, including the diversity of the candidates’ skills and experience in areas that are relevant to our business and activities such as operations, finance, marketing and sales. This committee believes it appropriate that at least one member of our Board of Directors meet the criteria for an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of our Board of Directors meet the independent director standards of The NASDAQ Stock Market.

This committee also believes it may be appropriate for certain members of our management, in particular our Chief Executive Officer, to participate as a member of our Board of Directors. Accordingly, Mr. Baker, our Chief Executive Officer and President, was selected for membership on our Board of Directors. Prior to becoming our Chief Executive Officer, Mr. Baker served as our Executive Vice President and Chief Financial Officer for nearly two years, where he gained a deep understanding of our business model. Mr. Baker also has extensive business leadership and financial experience from his previous positions as Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc., and as a Managing Director at Smith Barney, a division of Citigroup. In addition, Mr. Baker has board experience as a director of XO Group Inc., where he serves as chair of the audit committee and the nominating and corporate governance committee, and as a director of Homeaway, Inc., where he serves as chair of the audit committee.

Our current non-employee directors represent a diverse group of leaders in their respective fields, and they all have experience serving on the boards of directors of other companies. These attributes provide an understanding of different business challenges and strategies. Our Corporate Governance and Nominating Committee nominated our non-employee directors for membership on our Board of Directors because of the leadership experiences, diverse professional skills and other experiences described below, which this committee believes provide us with the perspectives and judgment necessary to guide our strategies and to monitor their execution.

Ms. DeMarse:

•	Business leadership and financial experience as Chief Executive Officer and President of TheStreet, Inc., Chief Executive Officer of Newser, Chief Executive Officer and President of CreditCards.com, CEO-in-Residence of Austin Ventures, President and Chief Executive Officer of Bankrate, Inc. and Executive Vice President of Hoover’s Online, Inc.
•	Outside board experience as a director of EDGAR-Online, Inc., Heska Corporation, InsWeb Corporation, Stockgroup and YP Corp., as well as a private company, and professional accreditation as a certified member of the National Association of Corporate Directors

Mr. Kagle:

•	Financial and equity management experience as a General Partner of Benchmark and as a General Partner of Technology Venture Investors
•	Leadership experience with various trade associations and as Chairman Emeritus of the Board of Trustees at Kettering University
•	Corporate strategy experience as a consultant with Boston Consulting Group
•	Outside board experience as a director of eBay Inc., E-LOAN, Inc., Jamba, Inc., and Zipcar, Inc., as well as various private companies

Mr. Koonce:

•	Business leadership experience as Chief Executive Officer and President of United Way of the Greater Triangle, President and Chief Executive Officer of Venue Ticket Exchange and President of the Travel Services Division of CUC International
•	Operations experience as Executive Vice President and Chief Operating Officer of Big Brothers Big Sisters of America, and operations and marketing experience as Executive Vice President of Wyndham Hotels
•	Outside board experience as Chairman of AIVIA, and board experience as a director of Wyndham hotels and as a director of national and local Big Brothers Big Sisters agencies

Mr. Wetsel:

•	Business leadership and financial experience as President and Chief Executive Officer of Borland International, Inc., President and Chief Executive Officer of WarpSpeed Communications Corp., Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer of Aspect Communications Corporation, Executive Vice President and Chief Operating Officer of Wyse Technology, Inc., Executive Vice President and Chief Financial Officer of Octel Communications Corporation, Vice President and Chief Financial Officer of Zhone Technologies, Inc. and Vice President and Chief Financial Officer of Ungermann-Bass, Inc.
•	Public company accounting experience, including with KPMG, and professional accreditation as a Certified Public Accountant (inactive)
•	Outside board experience as a director of LookSmart Ltd. and Blue Martini Software, Inc., as well as several private companies

Mr. Wood:

•	Financial and equity management experience as a Managing Director of Draper Fisher Jurvetson and a Managing Member of Vanguard Ventures
•	Business leadership experience as President of Metricom, Inc.
•	Sales and marketing experience as Senior Vice President of Sales and Marketing at International Power Technology
•	Corporate strategy experience as a consultant with McKinsey and Company
•	Outside board experience as a director of various private and non-profit entities

Process.  On an annual basis, the Corporate Governance and Nominating Committee reviews with the Board of Directors the qualifications sought in director candidates, the skills and characteristics of the incumbent directors, and the composition of the Board of Directors as a whole. This assessment includes a review of the incumbent directors’ qualification as independent, as well as a consideration of other qualifications and the diversity of the members’ skills and experience in the context of the needs of the Board of Directors in areas such as operations, finance, marketing and sales. During that review, the Corporate Governance and Nominating Committee, together with the Board of Directors, can assess the effectiveness of our policies with respect to membership on the Board of Directors, including its policy with respect to the consideration of diversity.

Next, the Corporate Governance and Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of our Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new, diverse perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board of Directors decides not to re-nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of this committee and the Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board of Directors. Candidates may also come to the attention of this committee through management, stockholders or other persons.

The Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management.

Stockholder recommendations.  Pursuant to the requirements of its charter, the Corporate Governance and Nominating Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A copy of our bylaws has been filed with the Securities and Exchange Commission as an exhibit to our Form S-1 filed on May 20, 2004, as amended, and is available on its website at www.sec.gov, as well as on our website at www.ziprealty.com under “Investor Relations — Financial Information — SEC Filings.” Any candidates properly recommended by stockholders in accordance with the foregoing requirements will be considered in such manner as the members of our Corporate Governance and Nominating Committee deem appropriate.

Equity ownership requirements for directors

Our Board of Directors believes it to be in the best interests of our Company and its stockholders to align more closely the interests of stockholders and non-employee directors by requiring non-employee directors to own equity in our Company. Accordingly, under our Corporate Governance Guidelines, each non-employee director is required to own at least 5,000 shares of our common stock, with new directors to obtain this ownership no later than 120 days after joining the Board of Directors. Such shares must be owned within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, with the exception that shares subject to stock options and other rights to acquire stock will not be deemed to be shares owned until such options or other rights are exercised. Each of our five non-employee directors currently meets this equity ownership requirement. We reserve the right to adjust these stock ownership requirements in connection with any stock split, business combination or other event. Upon the request of any non-employee director to have the stock ownership requirements waived with respect to him or her due to hardship or a requirement to comply with a court order, the Corporate Governance and Nominating Committee will consider such request and may make such waivers as it deems appropriate under the circumstances.

Director independence

The Board of Directors has adopted standards concerning director independence which meet the applicable independence standards of The NASDAQ Stock Market and the rules of the Securities and Exchange Commission.

Our General Counsel, the Corporate Governance and Nominating Committee and the Board of Directors are involved in the process of determining the independence of acting directors and director nominees. The General Counsel solicits relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with us, and which the directors and director nominees complete and return to the General Counsel. In addition to reviewing information provided in the questionnaire, the General Counsel asks our executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving us in which any director or director nominee (or any of his or her immediate family members) has or will have a direct or indirect material interest. The General Counsel shares with the Corporate Governance and Nominating Committee and the Board of Directors any information regarding the director or director nominee that suggests that such individual is not independent under the applicable independence requirements of The NASDAQ Stock Market or Securities and Exchange Commission. The Board of Directors discusses all relevant issues, including consideration of any transactions, relationships or arrangements required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director and director nominee.

For example, one of our directors, Mr. Kagle, is a managing member of Benchmark, our largest stockholder. A Benchmark fund is an investor in Zillow.com, Inc., and another Benchmark managing member serves on the board of directors of Zillow. Zillow operates a website that provides residential real estate information to consumers. We advertise through Zillow on a regular basis pursuant to an agreement negotiated on an arm’s-length basis. After due inquiry, our Board of Directors has not found any conflict of interest regarding this relationship due to the nature of the respective businesses of ZipRealty and Zillow, nor any basis to find Mr. Kagle not independent. Also, given the nature of the relationship among Mr. Kagle, Benchmark and Zillow, our Board of Directors has not found any direct or indirect material interest by Mr. Kagle in our transactions with Zillow. In addition, Mr. Wood, our Chairman of the Board, is a managing director of Draper Fisher Jurvetson, which has a fund that is an investor in Redfin Corporation, an on-line real estate company. Redfin is a competitor of ours. After due inquiry, our Board of Directors has not found any conflict of interest regarding this relationship, nor any basis to find that Mr. Wood is not independent. Further, Mr. Kagle is affiliated with a fund that beneficially owns approximately 20% of our stock; see “Security Ownership by our Directors, Officers and Principal Stockholders” beginning on page 32 of this proxy statement. After due inquiry, our Board of Directors has not found any conflict of interest regarding this affiliation, nor any basis to find that Mr. Kagle is not independent because of this affiliation.

Based on the review described above, our Board of Directors has affirmatively determined that:

•	Mr. Baker is not independent under The NASDAQ Stock Market independent director standards by virtue of his current position as our Chief Executive Officer and President.
•	Our remaining directors, who represent a majority of our Board of Directors, are independent under The NASDAQ Stock Market independent director standards. These persons are Ms. DeMarse and Messrs. Kagle, Koonce, Wetsel and Wood.
•	All members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent under the applicable independent director standards of The NASDAQ Stock Market and the Securities and Exchange Commission with respect to any committees on which he or she serves.

Other than as described above, in 2013, there were no transactions, relationships or arrangements not disclosed as related person transactions that were evaluated by our Board of Directors in determining that the applicable independence standards were met by each of our directors.

Director attendance at meetings

Board and committee meetings.  Our Board of Directors met five times in 2013. No director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board of Directors in 2013 and (ii) the total number of meetings held by all committees on which he or she served in 2013 while he or she served on those committees.

Annual meeting of stockholders.  We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, but all directors are strongly encouraged to make every effort to attend each annual meeting of stockholders. To this end, we make every effort to schedule our annual meeting of stockholders at a time and date that will maximize attendance by our directors, taking into account the directors’ schedules. Accordingly, we have scheduled a meeting of the Board of Directors immediately to follow our 2014 annual meeting of stockholders on the same date and in the same location. All of our directors attended our 2013 annual meeting of stockholders except for Mr. Kagle.

Executive sessions.  The policy of the Board of Directors is to have regularly scheduled executive sessions of independent directors. Such meetings generally occur on a quarterly basis. During each such session, an independent director chairs the executive session and bears such further responsibilities that the independent directors as a whole might designate from time to time.

Contacting our directors

Any stockholder who desires to contact any members of our Board of Directors can write to the following address: Board of Directors, c/o Secretary, ZipRealty, Inc., 2000 Powell Street, Suite 300, Emeryville, California 94608. Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board of Directors as deemed appropriate depending on the facts and circumstances outlined in the communication received. Where the nature of a communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an independent director, or our management or independent advisors, as the Secretary considers appropriate. It is our Secretary’s practice to inform our Board of Directors of all communications on a regular basis, which typically occurs at each quarterly, regularly scheduled meeting of the Board of Directors.

Director compensation

Cash awards.  Our non-employee directors are compensated in accordance with the terms of our Director Compensation Policy, a copy of which can be found on our website at www.ziprealty.com under “Investor Relations — Corporate Governance — Governance Documents.” Each of our non-employee directors receives an annual retainer of $18,000. The non-employee directors serving as the chairs of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee receive additional annual retainers of $25,000, $5,000 and $5,000, respectively. The non-employee directors serving as members but not as chairs of those committees receive an additional annual retainer of $5,000, $2,500 and $2,500, respectively, for each such committee membership. We pay these retainers on a quarterly basis. In the event a non-employee director assumes or vacates a position on our Board of Directors or one of its committees during a quarter, he or she is entitled to a prorated portion of the cash retainer for such position for that quarter based on the percentage of days in that quarter during which he or she served in that position. We also reimburse our non-employee directors for their reasonable expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors who are our employees receive no separate compensation for services rendered as directors.

Option awards.  Pursuant to our 2004 Equity Incentive Plan, each non-employee director who joins our Board of Directors receives a nondiscretionary, automatic grant of an option to purchase 16,666 shares of our common stock upon joining our Board of Directors, which vests over three years in equal annual installments. In addition, on the date of each annual meeting of stockholders, each non-employee director receives an annual nondiscretionary, automatic grant of an option to purchase 6,666 shares (or, in the case of our Chairman of the Board, 10,000 shares) of our common stock, which vests in full on the earlier of (i) the first anniversary of the date of grant and (ii) our next annual meeting of stockholders at which directors are elected. Vesting for both types of awards is subject to the non-employee director’s continued service to us through the relevant vesting date. Under the terms of our 2004 Equity Incentive Plan, the vesting of these options will accelerate if not assumed or substituted, or upon the involuntarily termination of a director’s service, pursuant to a change of control as defined in that plan. Non-employee directors may also receive discretionary option awards from time to time as deemed warranted by the Board of Directors.

Fiscal year 2013 awards.  On May 30, 2013, in connection with our 2013 annual meeting of stockholders, each continuing non-employee director then serving on our Board of Directors received an automatic grant of an option to purchase 6,666 shares (or, in the case of Mr. Wood, our Chairman of the Board, 10,000 shares) of our common stock at an exercise price of $2.93 per share, subject to the continuing director grant vesting schedule noted above. Mr. Baker received cash and equity compensation during 2013 in consideration of his service as our Chief Executive Officer and President; see the “Summary compensation table” on page 20 of this proxy statement. Mr. Baker did not receive any cash or equity compensation during 2013 for his service on our Board of Directors. Other than these option awards, as well as the cash awards paid in accordance with the policy described above, no option grants, retainers or attendance fees were made or paid to any of our directors during fiscal year 2013.

The following table summarizes the compensation of our non-employee directors in 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Elisabeth H. DeMarse	25,500	9,299	34,799
Robert C. Kagle	25,500	9,299	34,799
Stanley M. Koonce, Jr.	23,000	9,299	32,299
Gary A. Wetsel	45,500	9,299	54,799
Donald F. Wood	23,000	13,950	36,950

(1)	Consists of amounts paid under our Director Compensation Policy as described above.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 relating to stock option grants for the fiscal year ended December 31, 2013, as required by the Securities and Exchange Commission for disclosure purposes in this director compensation table. The information regarding the valuation assumptions used is included in footnote 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2014. The non-employee directors held options to purchase the following number of shares of common stock as of December 31, 2013: Ms. DeMarse — 119,994 shares; Mr. Kagle — 109,994 shares; Mr. Koonce — 126,660 shares; Mr. Wetsel — 106,662 shares; and Mr. Wood — 166,662 shares. The grant date fair value was $1.395 for each of the options to purchase 6,666 shares (or, in the case of Mr. Wood, our Chairman, 10,000 shares) of our common stock, at an exercise price of $2.93 per share, granted to our non-employee directors on May 30, 2013.

Proposal 2 — Appointment of Independent Registered Public Accounting Firm

You are being asked to ratify the appointment of Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for our fiscal year ending December 31, 2014. If the appointment is not ratified by our stockholders, our Audit Committee may consider whether it should take any action concerning this appointment.

Representatives of Moss Adams are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from you.

As long as a quorum is present, the proposal will be approved if it receives the affirmative “FOR” vote of a majority of the shares present and entitled to vote on the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit fees

The following table sets forth the approximate fees for services rendered by Moss Adams with respect to fiscal years 2012 and 2013:

	Fiscal Year 2012	Fiscal Year 2013
Audit Fees(1)	$198,495	$207,341
Audit-related Fees	—	—
Tax Fees(2)	25,000	25,750
All Other Fees(3)	12,000	27,357
Total Fees	$235,495	$260,448

(1)	Audit Fees include fees associated with the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K and review of consolidated financial statements included in our Quarterly Reports on Form 10-Q and fees for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees include tax compliance, tax advice and tax planning.
(3)	All Other Fees relate to (a) for fiscal years 2012 and 2013, fees of $12,000 for Moss Adams’ audit of the Company’s employee retirement plan, and (b) for fiscal year 2013, fees of $15,357 related to services provided by Moss Adams in connection with certain strategic initiatives.

Our Audit Committee is responsible under its charter for pre-approving (or designating a member to pre-approve) audit and non-audit services provided to us by our independent registered public accounting firm (or subsequently approving non-audit services when subsequent approval is necessary and permissible). In fiscal year 2013, the Audit Committee pre-approved all audit and non-audit services provided to us by Moss Adams, including all fees described in the table above, and no Moss Adams non-audit services have been subsequently approved pursuant to 17 CFR 210.2-01(c)(7)(i)(C). The Audit Committee has delegated to its chair the ability to pre-approve miscellaneous services to be provided by our independent registered public accounting firm in an aggregate amount not to exceed $10,000, and for audit and tax related individual projects up to $15,000, as long as the chair presents such pre-approval to the full committee for ratification at its next meeting.

Change of independent registered public accounting firm

On March 29, 2012, our Audit Committee appointed Moss Adams as our independent registered public accounting firm for fiscal year 2012. During 2010 and 2011 and through March 29, 2012, we did not consult with Moss Adams regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Prior to the appointment of Moss Adams, PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm since our inception in 1999. We dismissed PwC as our independent registered public accounting firm on March 29, 2012. PwC’s audit reports on our financial statements for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2010 and 2011 and through March 29, 2012, there were (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years and (ii) no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Committee report

This “Audit Committee report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and it shall not otherwise be deemed filed under such Acts.

The Audit Committee is responsible for reviewing the scope and timing of audit services and any other services that ZipRealty’s independent registered public accounting firm is asked to perform, the auditor’s report on ZipRealty’s consolidated financial statements following completion of its audit, and ZipRealty’s policies and procedures with respect to internal accounting and financial controls. The Board of Directors adopted a revised written charter for the Audit Committee in March 2006, a copy of which is available on our website at www.ziprealty.com under “Investor Relations — Corporate Governance — Governance Documents.” All members of the Audit Committee are independent members of the Board of Directors within the meaning of the independent director standards of both The NASDAQ Stock Market and the Securities and Exchange Commission.

We reviewed ZipRealty’s audited consolidated financial statements for fiscal year 2013 and discussed such statements with management. We discussed with Moss Adams LLP, ZipRealty’s independent registered public accounting firm during fiscal year 2013, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” and Securities and Exchange Commission Regulation S-X, Rule 2-07. We also received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board from Moss Adams LLP regarding its communications with the Audit Committee concerning independence, and we have discussed with Moss Adams LLP its independence.

Based on the review and discussions noted above, we recommended to the Board of Directors that ZipRealty’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:

Gary A. Wetsel	Elisabeth H. DeMarse	Stanley M. Koonce, Jr.
Chair

February 25, 2014

Proposal 3 — Advisory Vote to Approve the Compensation of our Named Executive Officers

You are being asked to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (as identified in the “Summary compensation table” on page 20 of this proxy statement). This vote is sometimes referred to as a “say-on-pay vote.”

We urge you to read the discussion under “Compensation and other information concerning officers” beginning on page 18 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as detailed information on the compensation of our named executive officers. Our Compensation Committee (the “Committee”) and Board of Directors believe that those policies and procedures are effective in achieving our goals and that the compensation of our named executive officers will support and contribute to our success.

As long as a quorum is present, this proposal will be approved if it receives the affirmative “FOR” vote of a majority of the shares present and entitled to vote on the proposal.

The opportunity to vote on this proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. However, as an advisory vote, the vote on this proposal is not binding upon us. Nonetheless, the Committee, which is responsible for designing and administering our executive compensation program, and the Board of Directors value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as described in this proxy statement.

Compensation and other information concerning officers

Procedures for determining compensation

The Committee is responsible for reviewing the performance of our management in achieving our corporate and financial objectives and overseeing that our management is compensated fairly and consistently with our compensation philosophy. Toward those ends, the Committee, with input from our Chief Executive Officer and surveys prepared by outside compensation consultants, oversees our compensation, equity and employee benefit plans and programs.

The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. On occasion, the Committee has engaged compensation consultants to evaluate peer groups and assist it with consideration and analysis of potential employee incentive programs. Most recently, the Committee engaged Compensia to assist it with its consideration and analysis of executive compensation programs for fiscal year 2010. The Committee determined the nature and scope of Compensia’s engagement, which included (i) reviewing our executive compensation guiding principles, (ii) analyzing, both qualitatively and quantitatively, relevant data regarding executive compensation levels, practices and performance at other companies used for benchmarking purposes, (iii) providing an executive compensation assessment and pay-for-performance analysis, and (iv) presenting a detailed executive compensation analysis.

The Committee considered this information in determining 2010 compensation for our executive officers. For 2011 compensation, the Committee did not re-engage a consultant due to the comprehensive study conducted the previous year. For 2012 and 2013 compensation, the Committee did not re-engage a consultant because it decided to freeze executive salaries, except in connection with promotions, given our financial performance and macroeconomic conditions. For 2014 compensation, the Committee also did not re-engage a consultant and, instead, authorized a one-to-two percent (1 – 2%) increase in salaries for certain executives to reflect cost of living increases in the San Francisco area, and an additional increase in salary for one executive to align his compensation with that of our other executives.

Compensation philosophy

Our basic compensation philosophy is to attract, retain and motivate highly skilled management whose interests are closely aligned with the interests of our stockholders. This philosophy is implemented through compensation practices for named executive officers that that are designed (i) to attract and retain superior management, (ii) to align executive compensation programs with overarching key organizational goals including growth and profitability, (iii) to reward sustained long-term performance though equity incentive plans, and (iv) to provide competitive cash compensation for recruitment and retention purposes. Performance and compensation metrics are designed to grow our revenue and profitability and thereby, in the long term, increase stockholder value.

Compensation components

We use three basic compensation components for our named executive officers: (i) base salaries, (ii) long-term equity compensation, and (iii) annual incentive plans that may include both cash and equity features. Base salaries are designed to target just below the market median of our peer group, although individual performance is considered in determining the size of any annual or other increase. Long-term equity compensation is designed to be over-weighted relative to cash compensation, and it is intended to incentivize and reward future individual achievement in alignment with stockholders’ interests. Annual incentive plans, which may include cash and equity components, are designed to provide moderate upside rewards for our achievement of key annual corporate goals, such as growth and profitability, and to promote retention. These three compensation components, taken together, are targeted to approximate the market median. The components are weighted with the intention that named executive officers will have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executive officers. Compensation for executives also includes compensation available to most other employees, including a 401(k) plan and health and welfare insurance.

Summary compensation table

The following table sets forth information regarding compensation earned in 2012 and 2013 by our Chief Executive Officer and our two other most highly compensated executives in 2013 who were employed at the end of fiscal year 2013 (these individuals are collectively referred to as our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Charles C. Baker Chief Executive Officer and President	2013	330,800	0	941,000	1,654		1,273,454
	2012	330,800	0	144,834	23,485	(3)	499,119
Xavier Y. Zang President, Powered by Zip(4)	2013	160,417	90,000	527,450	1,604		779,471
	2012	0	0	0	0		0
James D. Wilson Senior Vice President, Technology(5)	2013	225,000	0	188,200	2,250		415,450
	2012	185,000	0	57,933	1,542		244,475

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 relating to restricted stock grants for the relevant fiscal years, as required by the Securities and Exchange Commission for disclosure purposes in this table. The information regarding the valuation assumptions used is included in footnote 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 10, 2014.
(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 relating to stock option grants for the relevant fiscal years, as required by the Securities and Exchange Commission for disclosure purposes in this table. The information regarding the valuation assumptions used is included in footnote 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 10, 2014.
(3)	Amount includes $22,253 in commission discounts for a residential real estate transaction conducted through our employee discount program.
(4)	Mr. Zang was hired by us effective June 3, 2013.
(5)	Mr. Wilson was promoted from Vice President, Technology to Senior Vice President, Technology in December 2012.

Employment agreements and salaries

Mr. Baker.  Effective October 2, 2010, Mr. Baker was promoted to the position of our Chief Executive Officer and President. In connection with that promotion, we entered into an employment agreement with Mr. Baker, a copy of which is filed as an exhibit to our most recent Annual Report on Form 10-K. Pursuant to the agreement, Mr. Baker is entitled to receive an annual base salary of not less than $312,000, which was his base salary in effect immediately prior to his promotion, but the Committee agreed to review Mr. Baker’s base salary at least annually and make such increases as it deemed appropriate. Accordingly, in recognition of Mr. Baker’s promotion, on March 5, 2011, the Committee increased Mr. Baker’s annual base salary to $330,800 effective April 1, 2011, which remains his current annual base salary at this time. The agreement also contains provisions concerning future bonuses and post-termination payments, which are discussed in more detail under “Annual incentive compensation plans” below and “Post-termination protection and payments — Employment agreements” on page 24 of this proxy statement.

Mr. Zang.  We hired Mr. Zang pursuant to an offer letter, and we do not have an employment agreement with him. A copy of Mr. Xing’s offer letter is filed as an exhibit to our most recent Annual Report on Form 10-K. Pursuant to the offer letter, Mr. Zang is entitled to receive an annual base salary of $275,000, which remains his current annual base salary at this time. The offer letter also contains provisions concerning bonus payment and equity grants for fiscal year 2013, which are discussed in more detail under “Annual incentive compensation plans” and “Other equity compensation” below.

Mr. Wilson.  We hired Mr. Wilson pursuant to an offer letter with our standard terms, and we do not have an employment agreement with him. Mr. Wilson’s annual base salary was increased in January 2013 from $185,000 to $225,000 in connection with his promotion from Vice President, Technology to Senior Vice President, Technology. Mr. Wilson’s annual base salary was increased to $253,000 in February 2014 to align his compensation with that of our other executives.

Annual incentive compensation plans

For fiscal years 2012 and 2013, our named executive officers then in office were eligible to receive compensation under our 2012 Management Incentive Plan and 2013 Management Incentive Plan. For fiscal year 2014, our named executive officers may be eligible to receive compensation under our 2014 Management Incentive Plan. Copies of the plans are filed as exhibits to our most recent Annual Report on Form 10-K. Under our employment agreement with Mr. Baker, for the remainder of Mr. Baker’s employment period, we have agreed to implement incentive bonus plans pursuant to which Mr. Baker will have the opportunity to earn a substantial percentage of his annual base salary in the form of performance-based annual cash incentive bonus payments.

2012 Management Incentive Plan.  Under our 2012 Management Incentive Plan, payments were subject to our achievement in fiscal year 2012 of a minimum Adjusted EBITDA (as defined in the plan) threshold of $1.5 million. Incentives earned under the plan were structured to be paid as a single annual cash payment. Because we did not achieve our minimum Adjusted EBITDA threshold in fiscal year 2012, our named executive officers did not receive compensation under our 2012 Management Incentive Plan.

2013 Management Incentive Plan.  Under our 2013 Management Incentive Plan, payments were subject to our achievement in fiscal year 2013 of both a minimum revenue threshold of $80.1 million and a minimum Adjusted EBITDA (as defined in the plan) threshold of $0.3 million. Pursuant to his offer letter, Mr. Zang was eligible to earn a payment under this plan if we achieved minimum target goals for the portion of the year during which he was employed. Because we did not achieve our minimum revenue threshold and our minimum Adjusted EBITDA threshold in fiscal year 2013 and we did not achieve the minimum target goals for the portion of the year during which Mr. Zang was employed, our named executive officers did not receive compensation under our 2013 Management Incentive Plan.

2014 Management Incentive Plan.  Under our 2014 Management Incentive Plan, payments are subject to our achievement in fiscal year 2014 of both a minimum revenue threshold and a minimum Adjusted EBITDA threshold, at which point an incentive pool begins to fund. “Adjusted EBITA” is defined under the plan as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, and stock-based compensation and further adjusted to eliminate the impact of certain items that we do not consider reflective of our ongoing core operating performance. After achieving these minimum thresholds, the incentive pool funds as follows: (i) If we achieve our Adjusted EBITDA threshold but we do not exceed that threshold by at least $700,000, and we do not exceed our revenue threshold by at least $1 million, then 24% of Adjusted EBITDA in excess of the threshold; (ii) If we exceed our Adjusted EBITDA threshold by at least $700,000, and we do not exceed our revenue threshold by at least $1 million, then 24% of total Adjusted EBITDA; (iii) If we achieve our Adjusted EBITDA threshold but we do not exceed that threshold by at least $700,000, and we exceed our revenue threshold by at least $1 million, then 11% of all revenue in excess of the threshold, in all events to be capped at and not to exceed 35% of total Adjusted EBITDA; or (iv) If we exceed our Adjusted EBITDA threshold by at least $700,000, and we exceed our revenue threshold by at least $1 million, then both 24% of total Adjusted EBITDA and 11% of all revenue in excess of the threshold, in all events to be capped at and not to exceed 35% of total Adjusted EBITDA. Incentives earned under the plan are structured as a single annual payment to be paid in cash. The Committee has determined that, of the incentive pool, Mr. Baker is eligible to earn 15%, Mr. Mersch, our Senior Vice President and Chief Financial Officer, is eligible to earn 10%, and our other executives, including Mr. Zang and Mr. Wilson, are each eligible to earn 7.5%, provided that the Committee reserves the right to reduce or increase payments under the plan by any proportion up to 20% for any individual based on substandard or exceptionally outstanding performance.

Other equity compensation

Our Committee approved the equity compensation awards described below to our named executive officers during fiscal years 2012 and 2013 and to date during fiscal year 2014. All equity awards were made under our 2004 Equity Incentive Plan, and vesting of all equity awards is subject to the named executive officer remaining employed by or in a service relationship with us. Unless otherwise noted below, stock option awards vest monthly over a four-year period, with an initial one-year “cliff” vesting of one-fourth of the award, and their exercise price equals the fair market value (the closing price on The NASDAQ Stock Market) of our common stock on the date of grant. Options will provide a return to our employees only if they remain in our service while the options vest, and then only if the market price of our common stock appreciates over the option term.

•	Grants made on March 8, 2012, in connection with annual performance reviews: Mr. Baker, a grant of stock options to purchase 250,000 shares, and Mr. Wilson, a grant of stock options to purchase 100,000 shares. Each grant is composed of three separate stock option agreements with different vesting terms designed to promote retention, to incentivize achievement of positive Adjusted EBITDA for fiscal year 2012, and to reward significant price performance of our common stock. Under the first stock option agreement, which covers one-third of the grant, the option vests pursuant to our standard vesting schedule described above. Under the second stock option agreement, which covers another one-third of the grant, the option vested pursuant to our standard vesting schedule set forth above until January 10, 2014, at which time the option accelerated and vested in full by its terms because the closing stock price of our common stock on The NASDAQ Stock Market had been equal to or greater than $5.00 per share for a period of 120 consecutive days. Under the third stock option agreement, which covers the remaining one-third of the grant, the option vested in full by its terms on the date that our Committee determined that we had achieved Adjusted EBITDA profitability for fiscal year 2012, which determination was made on February 27, 2013.
•	Grants made on February 28, 2013, in connection with annual performance reviews: Mr. Baker, a stock option for 500,000 shares, and Mr. Wilson, a stock option for 100,000 shares.
•	Grants made on June 4, 2013, in connection with his hiring, and pursuant to a recommendation made under the terms of his employment offer letter: Mr. Zang, a stock option for 350,000 shares with a vesting commencement date of June 3, 2014, and a restricted stock award agreement for 30,000 shares, which vested in full by its terms on March 31, 2014.
•	Grants made on February 27, 2014, in connection with annual performance reviews: Mr. Zang, a stock option for 25,000 shares, and Mr. Wilson, a stock option for 100,000 shares.

Outstanding equity awards at fiscal year-end table

The following table provides information regarding each unexercised stock option and each unvested stock award held by our named executive officers as of December 31, 2013:

	Option Awards(1)					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable		Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	# of Shares Unvested (#)		Market Value of Shares Unvested ($)(2)
Charles C. Baker	325,000	(3)	0	2.56	12/10/2018
	60,937		4,063	4.90	3/3/2020
	277,083		72,917	3.21	10/7/2020
	36,459		46,875	1.25	3/7/2022
	36,458	(4)	46,875	1.25	3/7/2022
	83,333	(5)	0	1.25	3/7/2022
	0		500,000	3.84	2/27/2023
Xavier Y. Zang	0		350,000	3.00	6/3/2023	30,000	(6)	168,000
James D. Wilson	42,633		0	3.20	7/23/2016
	2,500		0	4.17	9/8/2019
	9,374		626	4.90	3/3/2020
	5,625		9,375	2.90	3/4/2021
	6,250		18,751	1.25	3/7/2022
	6,250	(4)	18,750	1.25	3/7/2022
	10,834	(5)	0	1.25	3/7/2022
	0		100,000	3.84	2/27/2023

(1)	Unless otherwise noted, option grants in this table that are not fully vested vest as to one-fourth (¼) of the shares on the one-year anniversary of the vesting commencement date and one forty-eighth ( 1/48) of the shares on the first day of each calendar month thereafter.
(2)	Based on a value of $5.60 per share, which was the closing price of our common stock on December 31, 2013, the last trading day on The NASDAQ Stock Market for 2013.
(3)	Mr. Baker’s December 11, 2008 option was granted outside our option plan and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4), which exempts inducement grants to new employees from stockholder approval requirements.
(4)	These options initially vested under the schedule described in footnote (1) above but accelerated and vested in full by their terms on January 10, 2014, because the closing stock price of our common stock on The NASDAQ Stock Market had been equal to or greater than $5.00 per share for a period of 120 consecutive days. This table does not give effect to that accelerated vesting because it occurred after December 31, 2013.
(5)	These options vested by their terms upon the Committee’s determination on February 27, 2013, that we had achieved Adjusted EBITDA profitability for 2012.
(6)	This stock award vested in full by its terms on March 31, 2014.

Post-termination protection and payments

Standard change of control agreements.  On February 27, 2014, our Board of Directors approved revisions to our standard Change of Control Agreement. Under our previous Change of Control Agreement, which continues to apply to our Vice Presidents who are not Section 16 executive officers, in the event an officer’s employment is terminated without cause, or is constructively terminated, within 12 months of a change of control of us (including a merger or sale of assets), then 50% of all unvested stock rights held by that officer as of such date will become fully vested on the termination date. For this purpose, “stock rights” means all options or rights to acquire shares of our common stock, stock appreciation rights, performance units and performance shares, and it includes all options issued from our 1999 Stock Plan and 2004 Equity Incentive Plan. Under the revised Change of Control Agreement, which applies to our Section 16 officers, in the event an officer’s employment is terminated or constructively terminated as described above, then (i) 100% of all unvested stock rights held by that officer as of such date will become fully vested on the termination date, and (ii) that officer will also be entitled to receive 12 months of his or her then-current annual base salary.

Employment agreements.  Terms of employment contracts and other agreements entered into between us and our named executive officers may also provide for post-termination protection, whether in connection with a change of control or as a result of termination of employment under other circumstances. Currently, only Mr. Baker is a party to any such agreement with us. Pursuant to his employment agreement, if Mr. Baker’s employment with us terminates other than for cause (as defined in the agreement), or Mr. Baker resigns for good reason (as defined in the agreement), then Mr. Baker will be entitled to receive severance equal to six months of his then-current annual base salary, plus payment of COBRA medical insurance premiums for a period of up to six months. Mr. Baker’s receipt of any post-employment payments will be subject to Mr. Baker signing a full and complete release of all claims against us.

Proposal 4 — Approval of Our Amended and Restated Omnibus Equity Incentive Plan, including
Approval for Purposes of Section 162(m) of the Internal revenue Code

You are being asked to approve the amendment and restatement of our 2004 Equity Incentive Plan, which we have named our Amended and Restated Omnibus Equity Incentive Plan (the “Amended Plan”). A copy of the Amended Plan is attached to this proxy statement as Appendix A. Our Board of Directors approved the Amended Plan on February 27, 2014, subject to stockholder approval. No new shares are being requested. If the Amended Plan is not approved by our stockholders at this meeting, then it will expire by its terms on June 17, 2014.

Additionally, we are asking you to approve the Amended Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). We obtained stockholder approval of the material terms of the 2004 Equity Incentive Plan on May 25, 2006, and we are required to obtain stockholder approval of the material terms of the Amended Plan to preserve corporate income tax deductions that may become available to us under Section 162(m). We are asking for stockholder approval so that we may deduct for federal income tax purposes compensation in excess of $1 million that may be paid to certain of our executive officers (who we refer to as “covered employees”) in any single year. Compensation includes cash compensation as well as gains associated with awards granted under the Amended Plan.

As long as a quorum is present, the proposal will be approved if it receives the affirmative “FOR” vote of a majority of the shares present and entitled to vote on the proposal.

The Board of Directors recommends a vote “FOR” the approval of our Amended Plan, including approval for purposes of Section 162(m).

Material changes

Under its terms, the Amended Plan will expire on June 17, 2014 if not renewed by stockholders. So that we may responsibly address our future equity compensation needs, we are requesting our stockholders to approve the Amended Plan with the following material changes from the 2004 Equity Incentive Plan:

•	The extension of the termination date from June 17, 2014 to February 26, 2024;
•	The addition of restricted stock units as a new award type;
•	The addition of performance goals and other modifications to enable us to grant equity awards that constitute performance-based compensation for purposes of Section 162(m);
•	The addition of a provision that shares issued under the Amended Plan that are surrendered to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will be returned to the reserve of shares available for future grant;
•	The elimination of the automatic annual increase to the share reserve without stockholder approval;
•	The addition of a provision that prohibits the re-pricing of stock options and stock appreciation rights without stockholder approval; and
•	The addition of a requirement that all stock options and stock appreciation rights will have an exercise price that is not less than 100% of the fair market value on the date of grant.

Share reserve

As detailed below, we are not requesting that additional shares be added to the Amended Plan. Rather, under the Amended Plan, the number of shares available for the grant of new awards has been reduced to two years’ worth of shares at an annual burn rate equal to 4% of our total number of shares of common stock outstanding on February 27, 2014, which was the date the Amended Plan was approved by our Board of Directors.

Prior to the approval of the Amended Plan, as of February 27, 2014, the total unissued share reserve under our stockholder-approved equity plans (our 2004 Equity Incentive Plan and 1999 Stock Plan) was 8,301,520 shares, of which (i) 2,924,866 shares were available for the issuance of new awards under our 2004 Equity Incentive Plan, (ii) 5,349,526 shares were subject to outstanding stock options under our 2004 Equity Incentive Plan, and (iii) 27,128 shares were subject to outstanding stock options under our 1999 Stock Plan. As stock options under our 1999 Stock Plan terminate without being exercised, those shares are added to the unissued share reserve under our 2004 Equity Incentive Plan. In addition, we had an outstanding stock option for 325,000 shares that we awarded to Mr. Baker outside of our equity plans, pursuant to NASDAQ Listing Rule 5635(c)(4), as an inducement material to acceptance of employment with us. Collectively, we had a total of 5,701,654 shares subject to outstanding stock options with a weighted average exercise price of $3.35 and a weighted average life of 7.24 years. We had no other outstanding equity awards other than an issued but unvested restricted stock grant for 30,000 shares awarded to Mr. Zang under our 2004 Equity Incentive Plan, which we have deducted from the unissued share reserve for the foregoing purposes.

Under the Amended Plan, and subject to stockholder approval, as of February 27, 2014, the total unissued share reserve under our stockholder-approved plans will be decreased by 1,189,193 shares to 7,112,327 shares, which reflects the sum of (i) the 5,349,526 shares subject to outstanding stock options under our 2004 Equity Incentive Plan, (ii) the 27,128 shares subject to outstanding stock options under our 1999 Stock Plan, and (iii) 1,735,673 shares available for the issuance of new awards under the Amended Plan, which represents two years’ worth of shares at an annual burn rate equal to 4% of our total number of shares of common stock outstanding on that date. The total share reserve under the Amended Plan will be 8,638,089 shares, of which 1,525,762 shares were issued on or prior to February 27, 2014 and will not become available for future grants.

No participant in the Amended Plan may be granted an award (x) covering more than 666,666 shares (plus 1,000,000 for the initial year of service) during any fiscal year or (y) in the case of performance units or shares, if greater, having a grant date value in excess of $2,000,000 (plus $5,000,000 for the initial year of service).

Reasons why stockholders should support the Amended Plan

Extension of the Term of the Plan

•	Without an equity compensation plan, our ability to effectively attract and retain the best possible candidates will suffer.
•	Under the Amended Plan, the number of shares available for the grant of new awards has been reduced to a number (1,735,673 shares) that should be sufficient for equity award grants for approximately a two-year period.

In February 2014, our Compensation Committee (the “Committee”) recommended and our full Board of Directors adopted the Amended Plan, subject to stockholder approval. The Committee and our Board of Directors believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program as part of our overall compensation philosophy. Long-term equity awards align the interests of the executives and the stockholders and, therefore, are a key element in designing compensation packages attractive enough to recruit and retain the most talent people and link compensation to our performance. If the Amended Plan is not approved by the stockholders and we are not able to offer plan-based equity awards, we will be missing an important element of the expected compensation packages for quality talent. Absent the ability to grant plan-based equity awards in the future, our ability to attract and retain the most talent employees would suffer. Additionally, the lack of an equity plan would make it difficult to adhere to our compensation philosophy of tying a substantial portion of the total compensation package for executive officers to our future performance to align the interests of executives and stockholders.

162(m) Approval

Our Board of Directors believes that a well-designed incentive compensation plan for our executive officers is a significant factor in improving our operating and financial performance, thereby enhancing stockholder value. Important elements of such a plan include:

•	Pre-established goals and objectives for each performance period;
•	Objective, measurable factors bearing on financial results and other metrics as the basis for any payments made under the plan; and
•	With respect to our officers, administrative oversight of the plan by the Committee.

Our Board of Directors also believes that all amounts paid pursuant to such a plan should be deductible by us as a business expense. Section 162(m) limits the deductibility of bonuses paid to our principal executive officer and our next three most highly compensated officers (other than our principal financial officer), unless the plan under which they are paid meets specified criteria, including stockholder approval.

Briefly, Section 162(m) requires the following to ensure that awards made to covered employees under the Amended Plan are fully deductible:

•	Awards must be paid pursuant to an objective formula;
•	The Committee must certify that the performance goals in the formula have been satisfied; and
•	Our stockholders must approve the material terms of the Amended Plan, which include: (i) the eligible participants, (ii) the individual award limit, and (iii) the business criteria on which performance goals are based.

Our Board of Directors believes the adoption of the Amended Plan is in the best interest of stockholders and recommends approval with respect to covered employees. If the Amended Plan is not approved by our stockholders, awards will not be made under the Amended Plan.

The following summary of the Amended Plan is qualified in its entirety by the full text of the Amended Plan, which is included as Appendix A to this proxy statement.

Description of the Amended Plan

Purpose.  The purpose of the Amended Plan is to enable us to attract and retain the best available personnel to ensure our success and accomplish our goals, to provide financial incentive that aligns their interests with long-term stockholder value creation, and to motivate them by rewarding exceptional performance and by providing a correspondingly negative impact in the event of underperformance.

The Committee intends to administer the Amended Plan in compliance with Section 162(m) with respect to covered employees. With respect to all other participants, the Amended Plan may be operated without regard to the constraints of Section 162(m). However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of related binding guidance, we cannot guarantee that awards made under the Amended Plan to covered employees will qualify for exemption under Section 162(m). In addition, there may be circumstances under which we do not make awards that comply with Section 162(m).

Eligibility.  Awards may be granted to current and prospective employees, directors, consultants, independent contractors and other contributors to our products and services.

Administration.  The “Administrator” under the Amended Plan will continue to be either our Board of Directors and, with respect to covered employees and our other officers, the Committee, which must consist of two or more non-employee “outside directors” under Section 162(m). The Board of Directors and the Committee, as applicable, have the authority to establish rules and guidelines for the administration of the Amended Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares or amount of cash covered by such awards, to set the terms and conditions of awards, to amend awards, to interpret the Amended Plan and award documents, and to make all determinations necessary for the administration of the Amended Plan. The Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers, provided that the Committee may not delegate its authority in a manner that would jeopardize the Amended Plan’s qualification under Section 162(m) or Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Stock options and stock appreciation rights.  The Administrator may award stock options (which may be nonqualified options or incentive stock options) or stock appreciation rights, each with a maximum term of ten years. Each stock option or SAR must have an exercise price not less than the fair market value of our stock on the date of grant. Repricing is prohibited without stockholder approval. The Administrator will establish the vesting schedule for the award as well as the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, net exercise and other consideration.

Restricted stock and restricted stock units.  The Administrator may award restricted stock and restricted stock units (or “RSUs”) and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives. The Administrator may provide for payment of an RSU award upon vesting or at a later date. Unless determined otherwise by the Administrator in the award agreement, unvested awards of restricted stock will entitle the holder to receive dividends and other distributions paid with respect to the shares, subject to the same restrictions on transferability and forfeitability as those shares. Dividend equivalents on restricted stock units may be authorized by the Administrator in its sole discretion, provided that dividend equivalents granted with respect to performance-based awards may only be paid upon achievement of the applicable performance-based metrics. Shares of restricted stock that are forfeited because of a failure to satisfy a vesting condition, or that are surrendered to satisfy tax withholding obligations, will be returned to the reserve of shares available for grant under the Amended Plan.

Performance-based equity and cash awards.  The Administrator may grant performance awards that are payable upon the achievement of performance goals during performance periods, as established by the Administrator. Performance awards may be payable in cash or its equivalent, stock, restricted stock, other stock-based or stock-denominated units, or any other form of consideration or any combination of the above, as determined by the Administrator in accordance with the terms of the Amended Plan, Section 162(m) and Section 409A of the Internal Revenue Code of 1986, as amended. Performance awards may, but need not, be structured to comply with the requirements for deductible “performance-based compensation” under Section 162(m). However, no award intended to qualify as performance-based compensation under Section 162(m) (other than stock options and SARs) may be granted after our 2014 Annual Meeting unless the material terms of the performance goals have been approved by stockholders within the five years prior to such grant. Prior to the payment of any award under the Amended Plan to a covered employee, the Committee must certify in writing that the terms and conditions underlying the payment of such award have been satisfied.

Performance awards may be based on any one or more of the following performance measures, which may be applied to us as a whole or to a subsidiary, division, department, region, market, office, segment, product, function or unit: (1) any revenue metric, including without limitation sales and non-sales revenue; (2) return on revenue; (3) any income metric, including without limitation operating income; income before or after taxes, interest, depreciation, amortization, stock-based compensation and/or items that we do not consider reflective of our ongoing core operating performance; income from continuing operations; net income; pre-tax income or after-tax income; and net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (4) raising of financing and fundraising; (5) gross margin, operating margin and profit margin; (6) capital expenditures, cost targets, reductions and savings and expense management; (7) return on assets (gross and net), return on investment, return on capital, and return on stockholder equity; (8) cash flow, free cash flow, cash flow return on investment (discounted and otherwise), net cash provided by operations, and cash flow in excess of cost of capital; (9) stock price and total stockholder return; (10) earnings and book value per share (basic and diluted); (11) economic value created; (12) strategic business criteria consisting of one or more objectives based on meeting specified market penetration and market share, geographic business expansion, objective customer satisfaction and information technology goals; (13) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (14) objective goals relating to agent hiring, retention, satisfaction and productivity; (15) objective goals relating to staff management, results from staff attitude and opinion surveys, staff satisfaction scores, headcount, performance management and training; (16) objective goals relating to projects, including project completion timing milestones and project budget; (17) key regulatory objectives; and (18) enterprise resource planning. Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

Automatic non-employee director grants.  The Amended Plan provides for the automatic grant of options to our non-employee directors. Each non-employee director appointed to our Board of Directors receives an initial option to purchase 16,666 shares upon such appointment except for those directors who become non-employee directors by ceasing to be employee directors. In addition, non-employee directors who have been directors for at least six months receive a subsequent option to purchase 6,666 shares (or, in the case of our Chairman of the Board, 10,000 shares) immediately following each annual meeting of our stockholders. All options granted under the automatic grant provisions have a term of ten years and an exercise price equal to fair market value on the date of grant. Each initial option vests and becomes exercisable as to one-third of the shares on each anniversary of the date of grant, and each annual option becomes exercisable in full on the earlier of (i) the first anniversary of its date of grant and (ii) our next annual meeting of stockholders at which directors are elected, in each case subject to the non-employee director’s continued service to us through the vesting date.

Change in control.  The Amended Plan provides that in the event of our change in control (as defined in the Amended Plan), the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. If there is no assumption or substitution of outstanding awards, the Administrator will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the award, all restrictions on restricted stock will lapse, and, with respect to performance shares and units, all performance goals or other vesting requirements will be deemed achieved and all other terms and conditions met. The award will terminate upon the expiration of the period of time the Administrator provides in the notice. In the event the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her awards will vest fully and become immediately exercisable.

Adjustments.  In the event of certain corporate transactions or events affecting the number or type of our outstanding common shares, including, for example, a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization, rights offering, reorganization, merger, spin-off, split-up, repurchase, equity exchange or other significant corporate transaction, the Administrator will make adjustments as it deems appropriate to prevent dilution or enlargement of benefits. These adjustments include changing the number and type of shares to be issued under the Amended Plan, changing the per-participant limitation on awards, and changing the number of shares (or amount of other property) subject to outstanding awards and the purchase or exercise price of outstanding awards.

Amendments.  The Board may amend the Amended Plan from time to time. The Board will seek stockholder approval of material amendments to the Amended Plan as may be required by law, regulation or stock exchange rules. The Administrator may waive conditions or amend the terms of outstanding awards, subject to certain limitations, such as the prohibition on repricing without stockholder approval.

Termination.  Unless terminated earlier, the Amended Plan will terminate effective February 26, 2024. In addition, the Board may discontinue the Amended Plan at any time, subject to any rights under previously granted awards.

Federal income tax consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise, including the rules applicable to deferred compensation under Internal Revenue Code Section 409A, and other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Plan.

Tax consequences to award recipients.  A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price and (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain.

For stock grant awards, unless vested or the participant elects under Internal Revenue Code Section 83(b) to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

At the discretion of the Administrator, the Amended Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to us already-owned shares of our common stock.

Tax consequences to us; Section 162(m).  If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the participant. Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to the other covered employees under Section 162(m). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 per executive. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the stockholders (for example, see “Performance-based equity and cash awards” beginning on page 28 of this proxy statement). Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance under that regulation, we cannot guarantee that the awards under the Amended Plan will qualify for exemption under Section 162(m). However, the Amended Plan is structured with the intention that the Committee will have the discretion to make awards to covered employees under the Amended Plan that would qualify as “performance-based compensation” and be fully deductible if stockholder approval is obtained. Accordingly, we are seeking stockholder approval of the amendment and restatement of the Amended Plan to comply with Section 162(m).

New plan benefits

With the exception of the automatic grants made to the non-employee directors, all awards to our officers are made at the discretion of the Committee and to other employees are at the discretion of our Board of Directors. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan are not determinable, except with respect to the non-employee directors. The table below shows the awards granted in fiscal year 2013 under the Amended Plan to our named executive officers and to the groups indicated:

Name and Position	Option Shares (#)	Restricted Stock (#)
Charles C. Baker, President and Chief Executive Officer	500,000	—
Xavier Y. Zang, President, Powered by Zip	350,000	30,000
James D. Wilson, Senior Vice President, Technology	100,000	—
Executive Officer Group (6 people including Messrs. Baker, Zang and Wilson)	1,030,000	30,000
Non-Executive Director Group (5 people)	36,664	—
Non-Executive Officer Employee Group	210,000	—

Market price of our common stock

On April 7, 2014, the closing price of our common stock as reported on The NASDAQ Stock Market was $3.18.

Equity compensation plan information

The following table provides information as of December 31, 2013 about our common stock that may be issued upon the exercise of options, warrants and rights awarded under our stockholder-approved equity plans (our 2004 Equity Incentive Plan and our 1999 Stock Plan), as well as a stock option awarded outside of our equity plans, pursuant to NASDAQ Listing Rule 5635(c)(4), to Mr. Baker as an inducement material to acceptance of employment with us, which we refer to as the “Baker Grant.” The Baker Grant was made on December 11, 2008 for 325,000 shares at the exercise price set forth below, which was the closing price of our common stock on the grant date, and was structured to vest as to 25% on the first anniversary of the date of employment and thereafter at the rate of  1/48 per month on the first of each month, provided Mr. Baker remained in a service relationship with us. The Baker Grant is fully vested and terminates twelve months after he ceases to be a service provider to us. This grant is otherwise subject to the standard terms applicable to our other stock option grants.

Plan Category	Number of Securities to be Issued Upon Outstanding Options, Warrants and Rights (in thousands)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders
1999 Stock Plan	29	9.25	—
2004 Equity Incentive Plan	4,727	3.16	2,693
Equity compensation plans not approved by stockholders
Baker Grant	325	2.56	—
Total	5,081	3.16	2,693

Transaction of Other Business

We know of no other proposals to be presented at the meeting. If any other proposal is presented properly, the shares represented by the proxies we receive will be voted according to the instructions of the persons named in the proxies. It is the intention of the persons named in the form of proxy to vote the shares that those proxies represent as the Board of Directors recommends.

Security Ownership by our Directors, Officers and Principal Stockholders

The following table sets forth information about the beneficial ownership of our common stock at April 7, 2014, for:

•	Each person known to us to be the beneficial owner of more than 5% of our common stock;
•	Each named executive officer (as identified in the “Summary compensation table” on page 20 of this proxy statement);
•	Each of our directors; and
•	All of our executive officers and directors as of April 7, 2014 as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o ZipRealty, Inc., 2000 Powell Street, Suite 300, Emeryville, California 94608. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding the shares of common stock subject to options or warrants held by that person that were exercisable on or within 60 days of April 7, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The percentage ownership calculations are based on 21,683,946 shares of common stock outstanding on April 7, 2014, the record date for our 2014 annual meeting of stockholders. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
More than 5% stockholders:
Benchmark Capital Partners IV, L.P.(1)	4,208,386	19.4%
Osmium Partners, LLC(2)	2,953,276	13.6%
Cannell Capital LLC(3)	2,379,235	11.0%
Juan F. Mini(4)	1,344,199	6.2%
Lamoreaux Capital Management, LLC(5)	1,111,773	5.1%
Directors and named executive officers:
Charles C. Baker(6)	1,281,136	5.6%
Xavier Y. Zang(7)	105,537	*
James D. Wilson(8)	151,314	*
Elisabeth H. DeMarse(9)	124,994	*
Robert C. Kagle(10)	4,318,380	19.8%
Stanley M. Koonce, Jr.(11)	126,994	*
Gary A. Wetsel(12)	124,162	*
Donald F. Wood(13)	186,474	*
All directors and executive officers as a group (11 people)(14)	6,841,233	28.5%

(1)	These shares are held by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., Benchmark Founders’ Fund IV-X, L.P. and individuals currently or formerly affiliated with these funds. Benchmark Capital Partners IV, L.P. has disclaimed beneficial ownership of the shares it holds as nominee but for which it does not exercise voting or dispositive power. Mr. Kagle, who is one of our directors, is a member of Benchmark Capital Management Co. IV, L.L.C., which is the general partner of the above funds. Each of the members of Benchmark Capital Management Co. IV, L.L.C., including Mr. Kagle, has disclaimed beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest therein. The address of these funds is c/o Benchmark Capital Partners, 2965 Woodside Road, Woodside, CA 94062.
(2)	Based on information contained in a Schedule 13D/A filed September 4, 2013. Includes 14,600 shares held by John H. Lewis individually. Also includes 2,938,676 shares beneficially owned by Mr. Lewis as the controlling member of Osmium Partners, LLC, which shares beneficial ownership of these shares with the direct holders of these shares, which are private investment funds for which Osmium serves as general partner. Each filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by it. The address for these filers is 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.
(3)	Based on information contained in a Schedule 13G/A filed February 12, 2014. The address of Cannell Capital LLC is 310 E. Pearl Street, Unit A, P.O. Box 3459, Jackson, WY 83001.
(4)	Includes 500,000 shares held of record by Mr. Mini and 844,199 shares held of record by Iverson Financial Corp. Mr. Mini may beneficially own additional shares in street name through a broker. Mr. Mini is a director of Iverson Financial Corp., which is controlled by members of his family, and his address is 881 Ocean Drive, Apt. 26-H, Key Biscayne, FL 33149.
(5)	Based on information contained in a Schedule 13G/A filed February 11, 2014. Includes 979,955 shares beneficially owned by Lamoreaux Capital Management, LLC (the “LLC”), which is a registered investment adviser whose clients have the right to receive or direct the receipt of proceeds from the sale of these shares. Phillip A. Lamoreaux is the manager of the LLC and shares beneficial ownership of these shares. Also includes 131,818 shares of which Mr. Lamoreaux is the sole beneficial owner. The address of Lamoreaux Partners (which is the owner of record of some of the shares), the LLC and Mr. Lamoreaux is 1505 Bridgeway, Suite 125, Sausalito, CA 94965.
(6)	Includes 1,091,040 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014. Some shares are held in a family trust of which Mr. Baker and his wife are trustees.
(7)	Includes 87,500 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014.
(8)	Includes 144,092 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014.
(9)	Includes 119,994 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014.
(10)	Includes 109,994 shares issuable upon exercise of options held by Mr. Kagle that are exercisable within 60 days of April 7, 2014. Also includes the shares described in footnote (1) above, subject to the disclaimer noted therein, which may include shares beneficially owned by Mr. Kagle and family trusts for which Mr. Kagle may be deemed to have sole voting and dispositive power.
(11)	Includes 109,994 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014.
(12)	Includes 106,662 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014.
(13)	Includes 166,662 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014.
(14)	Includes 1,935,938 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014, which are noted in the above footnotes for our directors and named executive officers, and 411,872 shares issuable upon exercise of options that are exercisable within 60 days of April 7, 2014, which are held by our other executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and any person who owns more than ten percent (10%) of our shares of common stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and with us. Based on our review of copies of forms and written representations, we believe that all of our officers, directors and greater than ten percent (10%) stockholders complied on a timely basis with the filing requirements applicable to them for the year ended December 31, 2013, except as follows: On September 12, 2013, Ms. Harnett exercised options for 695 shares and sold the resulting shares pursuant to a Rule 10b5-1 trading plan adopted on or about March 13, 2013. The filing administrator attempted to report those transactions on a Form 4 on September 12, 2013, but inadvertently sent the report to the Securities and Exchange Commission as a test filing rather than a live filing. On February 13, 2014, a Form 5 was filed on behalf of Ms. Harnett to report those transactions.

Significant Relationships and Transactions with Directors, Officers or
Principal Stockholders

We describe below transactions and series of similar transactions, since January 1, 2012, to which we were a party or will be a party, in which:

•	The amounts involved exceeded or will exceed $120,000; and
•	A director, director nominee, executive officer, or holder of more than 5% of our common stock, or any member of his or her immediate family, had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

Indemnification agreements with officers and directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with our directors and with our officers with a title of Vice President or higher, and we intend to do so with respect to such officers and directors in the future. Our charter documents also protect each of our directors, to the fullest extent permitted by the Delaware General Corporation Law, from personal liability to us and our stockholders from monetary damages for a breach of fiduciary duty as a director.

Review of related party transactions

Pursuant to our Code of Business Conduct and Ethics and our Corporate Governance and Nominating Committee Charter, our Board of Directors and our Corporate Governance and Nominating Committee must review and approve any transaction in which we are a participant and in which any director, director nominee, executive officer or holder of 5% or more of our common stock has or will have a direct or indirect material interest, including by virtue of immediate family members. Since January 1, 2012, we have not been a participant in any transaction with a related person other than the indemnification arrangements described above, or as may be described under “Director compensation” beginning on page 14 of this proxy statement or under “Compensation and other information concerning officers” beginning on page 18 of this proxy statement.

Stockholder Proposals

You may present proposals for inclusion in our proxy statement for consideration at our 2015 annual meeting of stockholders by submitting them in writing to our Secretary in a timely manner and in compliance with our procedures, as set forth below.

Timing.  Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended, your proposal must be received by us no later than December 24, 2014 to be included in the proxy statement for our 2015 annual meeting. Any proposal submitted by you after December 24, 2014, but on or before January 23, 2015, may be eligible for consideration at next year’s annual meeting, but will not be eligible for inclusion in the proxy statement for that meeting. Any proposal received after January 23, 2015 will be considered untimely for our 2015 annual meeting, in accordance with the advance notice procedures set forth in our bylaws.

Procedures.  Any stockholder proposal must be delivered in writing to our Secretary, c/o ZipRealty, Inc., 2000 Powell Street, Suite 300, Emeryville, California 94608. The proposal must follow the procedures and meet the requirements set forth in our bylaws, which include, without limitation: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, (c) the class and number of shares of our stock that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in its capacity as a proponent to a stockholder proposal. Any proposal that is not submitted in accordance with those procedures and requirements will be considered improperly brought for our 2015 annual meeting.

In addition, for your proposal to be included in the proxy statement for our 2015 annual meeting, it must comply with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Any proposal that is not submitted in accordance with those provisions will not be eligible for inclusion in our proxy statement for our 2015 annual meeting.

By order of the Board of Directors,

Samantha E. Harnett
Secretary

April 23, 2014

APPENDIX A

ZIPREALTY, INC.

AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

(Originally Adopted by the Board of Directors — June 18, 2004)
(As Amended and Restated by the Board of Directors — February 27, 2014)

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract, retain and motivate the best available personnel to ensure the Company’s success and accomplish the Company’s goals, and
•	to provide financial incentive to Employees, Directors and Consultants that aligns their interests with long-term stockholder value creation.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” except as may otherwise be provided in a Stock Option Agreement, Restricted Stock Agreement or other applicable agreement, means the occurrence of any of the following:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company or (z) to a continuing or surviving entity described in Section 2(f)(iv) below in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under Section 2(f)(iv) below); or

(iii) A change in the composition of the Board occurring during any one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means ZipRealty, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, consultant, independent contractor or agent engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 14 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 13. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company’s stockholders.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Optioned Stock” means the Common Stock subject to an Award.

(y) “Outside Director” means a Director who is not an Employee.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award.

(bb) Performance Goal” means a performance goal established by the Committee pursuant to Section 10 of the Plan.

(cc) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 of the Plan.

(dd) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 of the Plan.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff) “Plan” means this Amended and Restated Omnibus Equity Incentive Plan.

(gg) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(hh) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(nn) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

(oo) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  On or prior to the effectiveness of the amendment and restatement of the Plan on February 27, 2014, a total of 1,525,762 shares had been issued under the Plan (the “Issued Shares”). Following the effectiveness of the amendment and restatement of the Plan, and subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 7,112,327 (the “Unissued Share Reserve”), which reflects the sum of (i) the 5,349,526 shares subject to outstanding stock options under the Company’s 2004 Equity Incentive Plan immediately prior to the effectiveness of the amendment and restatement of the Plan, (ii) the 27,128 shares subject to outstanding stock options under the Company’s 1999 Stock Plan immediately prior to the effectiveness of the amendment and restatement of the Plan, which shares will only become available under the Plan to the extent those options terminate without being exercised under the 1999 Stock Plan, and (iii) 1,735,673 shares available for the grant of new Awards. Thus, the total number of shares that may be issued under the Plan is 8,638,089 (the “Total Share Reserve”), which represents the sum of the Issued Shares and the Unissued Share Reserve. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing and subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in this Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(b) Lapsed Awards.  To the extent an Award expires, is surrendered pursuant to an Exchange Program, becomes unexercisable without having been exercised, or is forfeited to or repurchased by the Company due to failure to vest or otherwise, such unpurchased, forfeited or repurchased Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued and vested under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that any Shares issued under the Plan that are surrendered to the Company to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes;

(viii) to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) Exchange Program.   Notwithstanding the anything in this Section 4, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders.

(e) Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan’s qualification under Code Section 162(m) or Rule 16b-3.

5. Award Eligibility and Limitations.

(a) Award Eligibility.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Award Limitations.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code:

(i) Options and Stock Appreciation Rights.  Subject to adjustment as provided in Section 14, no Service Provider shall be granted within any Fiscal Year one or more Options or Stock Appreciation Rights, which in the aggregate cover more than 666,666 Shares reserved for issuance under the Plan; provided, however, that in connection with an Service Provider’s initial service, a Service Provider may be granted Options or Stock Appreciation Rights, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.

(ii) Restricted Stock and Restricted Stock Units.  Subject to adjustment as provided in Section 14, no Service Provider shall be granted within any Fiscal Year one or more awards of Restricted Stock or Restricted Stock Units, which in the aggregate cover more than 666,666 Shares reserved for issuance under the Plan; provided, however, that in connection with an Service Provider’s initial service, a Service Provider may be granted Restricted Stock or Restricted Stock Units, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.

(iii) Performance Units and Performance Shares.  Subject to adjustment as provided in Section 14, no Service Provider shall receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) greater than two million dollars ($2 million) or covering more than 666,666 Shares, whichever is greater; provided, however, that in connection with an Service Provider’s initial service, a Service Provider may receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) of up to an additional amount equal five million dollars ($5 million) or covering up to 1,000,000 Shares, whichever is greater. No Participant may be granted more than one award of Performance Units or Performance Shares for the same Performance Period.

(iv) If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Award will be counted against the limits set forth in subsections (i), (ii) or (iii) above, as applicable. For this purpose, if the exercise price of an Option and/or Stock Appreciation Right, as applicable, is reduced, the transaction will be treated as a cancellation of the Option and/or Stock Appreciation Right and the grant of a new Option and/or Stock Appreciation Right, as applicable.

6. Stock Options.

(a) Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(viii), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to Section 4(b)(viii) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b) Term of Option.  The term of each Option will not exceed ten (10) years and will be stated in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator; provided that in no event will the per Share exercise price be less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods of payment; or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination of employment as a result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability.  Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Dividend Equivalents.  The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, subject to the limits set forth in Section 5(b).

(c) Exercise Price and Other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of a SAR will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d) SAR Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of SARs.  An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to SARs.

(f) Payment of SAR Amount.  Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Goals and Other Terms.  The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the Performance Goals or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i) Performance Measures.  For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (1) any revenue metric, including without limitation sales and non-sales revenue; (2) return on revenue; (3) any income metric, including without limitation operating income; income before or after taxes, interest, depreciation, amortization, stock-based compensation and/or items that the Company does not consider reflective of its ongoing core operating performance; income from continuing operations; net income; pre-tax income or after-tax income; and net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (4) raising of financing and fundraising; (5) gross margin, operating margin and profit margin; (6) capital expenditures, cost targets, reductions and savings and expense management; (7) return on assets (gross and net), return on investment, return on capital, and return on stockholder equity; (8) cash flow, free cash flow, cash flow return on investment (discounted and otherwise), net cash provided by operations, and cash flow in excess of cost of capital; (9) stock price and total stockholder return; (10) earnings and book value per share (basic and diluted); (11) economic value created; (12) strategic business criteria consisting of one or more objectives based on meeting specified market penetration and market share, geographic business expansion, objective customer satisfaction and information technology goals; (13) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (14) objective goals relating to agent hiring, retention, satisfaction and productivity; (15) objective goals relating to staff management, results from staff attitude and opinion surveys, staff satisfaction scores, headcount, performance management and training; (16) objective goals relating to projects, including project completion timing milestones and project budget; (17) key regulatory objectives; and (18) enterprise resource planning.

(ii) Committee Discretion on Performance Measures.  As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, markets, offices, segments, products, functions or business units, (c) be measured on a per share, per capita, per unit, per agent, per employee, per market or per office basis, and/or other objective basis, (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, against prior performance and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall, in such manner as it may deem equitable, adjust any Performance Goals, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that are not intended by the Company to comply with the performance-based compensation exception under Code Section 162(m) may take into account other factors (including subjective factors).

(e) Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(f) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(g) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Formula Option Grants to Outside Directors.

All grants of Options to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(a) Type of Option.  All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(b) No Discretion.  No person will have any discretion to select which Outside Directors will be granted Options under this Section or to determine the number of Shares to be covered by such Options (except as provided in Sections 11(f) and 14).

(c) Initial Option.  Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase 16,666 Shares (the “Initial Option”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive a First Option.

(d) Annual Option.  Each Outside Director will be automatically granted an Option to purchase 6,666 Shares (an “Annual Option”) on each date of and immediately following the annual meeting of the stockholders of the Company beginning in 2005, if as of such date, he or she will have served on the Board for at least the preceding six (6) months. Beginning in 2012, the Annual Option grant shall be increased to 10,000 shares in the case of an Outside Director who is also the Company’s Chairman of the Board.

(e) Terms.  The terms of each Option granted pursuant to this Section will be as follows:

(i) The term of the Option will be ten (10) years.

(ii) The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Option.

(iii) Subject to Section 14, the Initial Option will vest and become exercisable as to one-third ( 1/3rd) of the Shares subject to the Initial Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director through each such date.

(iv) Subject to Section 14, the Annual Option will vest and become exercisable as to 100% of the Shares subject to the Annual Option on the earlier of (i) the first anniversary of its date of grant and (ii) the Company’s next annual meeting of stockholders at which directors are elected, provided that the Participant continues to serve as a Director through such date.

(v) No Option granted under this Section 11 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Option granted to a Participant will be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Administrator (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer will be made in accordance with such procedures as the Administrator may specify from time to time.

(f) Amendment.  The Administrator in its discretion may change the number of Shares subject to the First Options and Subsequent Options.

12. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence unless contrary to Applicable Law. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Participant’s employer is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award, the numerical Share limits in Sections 3 and 6 of the Plan and the number of Shares issuable pursuant to Options to be granted under Section 11. Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Code Section 409A.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed, cancelled or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

Except as set forth in an Award Agreement, in the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of Performance Targets and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Termination Following Change in Control.  With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance

Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

15. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation or social insurance contributions) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (to the extent required to avoid adverse accounting consequences), or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld to the extent required to avoid adverse accounting consequences or Shares having a Fair Market Value in excess of such amount that have been held for such period required to avoid adverse accounting consequences. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

16. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan.  This Plan was originally adopted by the Company’s Board of Directors and became effective on June 18, 2004, which effectiveness was subsequently approved by the Company’s stockholders. This Plan was amended and restated by the Company’s Board of Directors on February 27, 2014, subject to approval by the Company’s stockholders pursuant to Section 22 of the Plan on or prior to June 17, 2014. It will continue in effect for a term of ten (10) years after its amendment and restatement (that is, until February 26, 2024) unless terminated earlier under Section 19 of the Plan or because stockholder approval of the amendment and restatement was not obtained on or prior to June 17, 2014.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23. Governing Law.  The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

ANNUAL MEETING OF STOCKHOLDERS OF

ZIPREALTY, INC.

June 5, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230303000000000000 8 060514

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class I directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Elisabeth H. DeMarse — Class I director

○ Donald F. Wood — Class I director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014:	☐	☐	☐
3. By non-binding vote, approval of the compensation of the Company's named executive officers:	☐	☐	☐
4. Approval of the Company's Amended and Restated Omnibus Equity Incentive Plan, including approval for purposes of Section 162(m) of the Internal Revenue Code:	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.